Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the DIMON Incorporated 2003 Incentive Plan of our reports dated May 27, 2004 (except for Note F, as to which the date is June 9, 2004) with respect to the consolidated financial statements and schedule of DIMON Incorporated included in the Annual Report (Form 10-K/A) for the period ended March 31, 2004 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Greensboro, North Carolina

November 8, 2004